UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 25, 2014

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

With respect to the fiscal year ended December 31, 2013, the Compensation Committee of the Board of Directors of WebMD Health Corp. (the “Compensation Committee”) has approved, at a meeting held on February 25, 2014, the following annual bonuses and Supplemental Bonus Plan Awards for the persons listed below (each of whom is an executive officer of WebMD, other than Anthony Vuolo, who served as Chief Financial Officer for a portion of 2013, and Kevin Cameron, an employee of WebMD who also serves as a member of its Board of Directors):

Name	Current Title	2013 Bonus	2013 Supplemental Bonus Plan Award

David Schlanger	Chief Executive Officer	$419,700	$165,300

Steven Zatz, M.D.	President	$413,400	$156,600

Peter Anevski	Chief Financial Officer	$407,100	$147,900

William Pence	Executive Vice President, Chief Operating Officer and Chief Technology Officer	$400,800	$139,200

Anthony Vuolo	Senior Vice President	$400,800	$139,200

Martin Wygod	Chairman of the Board	$430,000	$170,000

Kevin Cameron	Special Advisor to the Chairman	$100,000	—

The amounts in the column labeled “2013 Bonus” will be paid to the listed executives in cash in March 2014. The amounts in the column labeled “2013 Supplemental Bonus Plan Award” will be contributed to a trust in March 2014. In March 2015, the trust will distribute to the respective executives the contributions made to it by WebMD on their behalf, together with actual net interest earned on the contributed amounts; provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2015, unless their separation from employment occurs as a result of death or disability or, in certain cases, if they are terminated without cause or resign for good reason following a change in control of WebMD.

Pursuant to General Instruction B.3 of Form 8-K, this Section 5.02 incorporates by reference the descriptions of the employment arrangements between WebMD and Messrs. Schlanger, Anevski, Vuolo and Pence and Dr. Zatz contained in the Proxy Statement filed by WebMD on September 23, 2013 under the heading “Executive Compensation” in the subsections entitled “Employment Agreements with Named Executive Officers,” “Employment Agreement with David J. Schlanger” and “Employment Agreement with Peter Anevski” (we refer to those descriptions as the “Incorporated Descriptions”).

With respect to Messrs. Schlanger, Anevski, Vuolo and Pence and Dr. Zatz, the amounts in the table above were determined in accordance with agreements entered into with each of them in 2013 (and described in the Incorporated Descriptions) that provided a 2013 bonus for each executive consisting of the following:

•	up to $300,000 for achievement of certain corporate financial targets for 2013 (the “Financial Performance”); plus

•	up to $300,000 based on achievement of a variety of individual goals in 2013 by the respective executives, as assessed by the Compensation Committee (“Individual Performance”).

The Financial Performance targets were exceeded and, accordingly, the $300,000 earned by each executive for the Financial Performance component will be paid in March 2014. With respect to Individual Performance, the Compensation Committee determined the portion of the $300,000 for that component earned by each executive based upon its assessment of the executive’s overall performance in 2013. The Compensation Committee also determined that part of the Individual Performance component will be paid in March 2014 and that part will be in the form of a 2013 Supplemental Bonus Plan Award, as shown in the table above.

With respect to Messrs. Cameron and Wygod, the amounts in the table above were determined in the discretion of the Compensation Committee.

*        *        *         *

As more fully described in the Incorporated Descriptions, each of Messrs. Anevski and Pence and Dr. Zatz received grants of 20,000 shares of restricted WebMD Common Stock in 2013 that were scheduled to vest in full on the third anniversary of the date of grant; provided, however, that (a) vesting of half of the granted shares could occur on the later of the first anniversary of the date of grant and March 15, 2014 (the “Accelerated Vesting Date”) if the Financial Performance targets were achieved, and (b) vesting of the other half could occur on the applicable Accelerated Vesting Date based on the Compensation Committee’s assessment of Individual Performance. Since the Financial Performance targets were exceeded, 10,000 shares of restricted WebMD Common Stock will vest on the applicable Accelerated Vesting Date for each of these executives. As discussed above, the Compensation Committee determined that these executives did not fully achieve their respective Individual Performance goals and, accordingly, the other 10,000 shares of restricted WebMD Common Stock will remain scheduled to vest on the third anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: March 3, 2014	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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